Exhibit 12

STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(Dollar amounts in thousands)

	For the Three Months Ended June 30,
	2008		2007
Earnings available to cover fixed charges:
Income from continuing operations	16,079		16,999
Interest expense	21,686		20,324
Minority interest convertible into Common Stock	580		570

Earnings available to cover net fixed charges	38,345		37,893

Fixed charges:
Interest expense	21,686		20,324
Interest capitalized	5,075		6,313

Fixed charges	26,761		26,637
Preferred stock dividends	2,953		4,468

Fixed charges and preferred stock dividends	29,714		31,105

Earnings available to cover fixed charges	38,345		37,893
Divided by fixed charges	26,761		26,637

Ratio of earnings to fixed charges	1.4	x	1.4	x

Earnings available to cover fixed charges	38,345		37,893
Divided by fixed charges and preferred stock dividends	29,714		31,105

Ratio of earnings to combined fixed charges and preferred stock dividends	1.3	x	1.2	x

STATEMENT RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

(Dollar amounts in thousands)

	For the Six Months Ended June 30,
	2008		2007
Earnings available to cover fixed charges:
Income from continuing operations	30,957		31,000
Interest expense	43,147		40,097
Minority interest convertible into Common Stock	1,161		1,149

Earnings available to cover net fixed charges	75,265		72,246

Fixed charges:
Interest expense	43,147		40,097
Interest capitalized	10,699		12,136

Fixed charges	53,846		52,233
Preferred stock dividends	5,096		8,936

Fixed charges and preferred stock dividends	58,942		61,169

Earnings available to cover fixed charges	75,265		72,246
Divided by fixed charges	53,846		52,233

Ratio of earnings to fixed charges	1.4	x	1.4	x

Earnings available to cover fixed charges	75,265		72,246
Divided by fixed charges and preferred stock dividends	58,942		61,169

Ratio of earnings to combined fixed charges and preferred stock dividends	1.3	x	1.2	x